Exhibit 10.12

                       Business Outsourcing Basic Contract

Translated From Japanese  October 6, 2004 to October 5, 2005

     (A)  KDDI K.K.                          (B)  Global Hotline K.K.
          3 Chome 10-10 Lidabashi                 13-12 Nishi-Shinjuku
          Chiyoda-ku 1 Chome                      Shinjuku-ku
          Tokyo                                   Tokyo
          Net work solution
          Domestic Sales Head quarter
          Sales manager                           Managing Director
          /s/ Kyoshi Matsuo                       /s/ Hideki Anan

1.   Purpose

     Based on the terms in this basic contract the parties enter into contractual arrangements for various telephony service work. The Separate sheets will detail the remit of each separate work assignment.

2.   Items

     B will agree to abide by certain basic rules as follows:

          (a) not to use illegal means in their sales activities (b) to abide by the terms of A's policies in communicating with customers

          (c) to abide the telecommunications laws where they apply (d) not to enter any scheme or method with the customers to limit the revenue of A, including use of adapters etc.

3.   Operation Report

     Where A asks for an operations report, B will provide it in a timely manner

4.   Operation Responsibility

     B takes all responsibility for work at the operation level. If A or A's customer should suffer damage they may claim that from B.

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5.   Outsourcing Fee

     (a) A shall make payment to B's bank account in the amount as indicated on the separate sheet. The payment shall be made by bank transfer.

     (b) If A's payment amount is below JPY 10,000 in any one month, A can accumulate until the amount is over JPY 10,000. (Except the end of April, October)

     (c) If B cancels the contract under clause 17 of this agreement, B loses the right to claim any outstanding payment under this contract.

     (d) If B violates the contract as covered in clause 2(d), A can claim from B the loss of service equipment under this contract.

     (e) Under clause 1, if A makes payment to B and B does not issue objection to amount within 10 days, A is considered to have agreed to the payment amount.

6.   Offset

     If A has any expense claims against B, B can offset this on the invoice for fees without permission anytime.

7.   KDDI Trade mark

     The use of the KDDI trademark may only be carried out with the written permission of KDDI

8.   Lend goods

9.   Re-outsource

     B may not outsource the whole of this contract or a part of this contract without the written permission of A. Where it is provided for in a separate sheet that outsourcing may take place, that provision takes precedence over this clause.

10.  Prohibition of duplicate accepting

     B may not receive work of the same nature of this contract from a competitor

11. Prohibition of the right of transfer and security B may not transfer the rights under this contract or use the rights under this contract as collateral with a third party.

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12.  Proxy right

     This contract does not confer upon B the right to be A's proxy on any matter. Also, where a third party becomes involved, B cannot sign on A's behalf.

13. Prohibition of the act of the trust slander B may not act in a manner to slander or libel A.

14.  NDA

     The parties agree that they will not divulge information gained under these contracts and outsourcing work to third parties. If Directors or managers of the companies divulge such information to third parties this shall be deemed to have broken the provisions of the NDA.

15.  Address change notice

16.  Contract change

     (a) if there is any change in this contract it shall be notified in writing

     (b) if notice is delivered to B, B must respond within 10 days with objections or accept such changes

     (c) if B delivers such objection to A, A and B must discuss objections between themselves to reach a resolution.

17.  Cancellation

     Either party may on the giving of 30 days notice in writing cancel this contract. However B may not cancel the contract if they have breached provisions as described in clause 18(a)

18.  Release

     (a) If B has breached this contract by any of the provisions below, A may without any advance notice be released from this contract immediately:

          (1)  if there is any violation of this contracts terms

          (2)  if there is any violation of terms between A and B

          (3)  if the business comes under foreclosure

          (4)  if the company begins winding up proceedings or bankrupt

          (5)  if the company is requested to cease trading

          (6)  if the company dishonors bills or cheques

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          (7)  if the company ceases to exist

          (8)  if there is any dishonest transaction under this contract

     (b)  this clause does not prevent A seeking damages from B

     (c) when this contract is cancelled by clause 1, regardless of the existence or non-existence of the compensation for damage of the preceding clause, it shall be deemed that B loses the right of claim to any payment under this contract

19.  The effective period

     This contract shall be effective from the period on the front page saying "start date" "end date".

20.  Contract termination notice

     When this contract finishes any notices provided under this contract shall also cease to be valid.

21.  Processing after this contract ended

     (a) Clause 2,4,5,11,14,15 shall remain in force after the end of this contract

     (b) B shall return all materials related to this contract following the completion of the contract.

22.  Continuity of contract

23.  Special contract term As covered on the separate sheet

24.  Jurisdiction Place of business of A

25.  Discussion terms

     Parties shall discuss disagreement amongst themselves.

Special Sheets were omitted.

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